Exhibit 10.2

SPIN-OFF AGREEMENT

This SPIN-OFF AGREEMENT, dated as of December 21, 2015, (this “Agreement”), is entered into by and among TIXFI, INC., a Nevada corporation (“Seller”), and PAULA MARTIN (“Buyer”).

RECITALS:

WHEREAS, Seller presently owns the business assets and liabilities of Seller (the “Business”) as discussed in Sections 1.1 and 1.2 below;
 WHEREAS, Buyer presently owns 5,000,000 shares of Seller’s issued and outstanding $.001 par value common stock (“Seller’s Common Stock”);

WHEREAS, Buyer desires to purchase the Business from Seller, and, subject to the carve-out of $46,000 in amounts owing by the Seller to third parties as of the date hereof before giving effect to the transactions contemplated in this Agreement, assume all responsibility for and pay all other debts, obligations and liabilities of Seller existing prior to giving effect to the share exchange transaction that Seller is also a party as of even date hereof (“Share Exchange Transaction”), on the terms and subject to the conditions specified in this Agreement; and

WHEREAS, Seller desires to sell and transfer the Assigned Assets (as hereinafter defined) related to the Business to Buyer, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

I.            ASSIGNMENT AND ASSUMPTION OF SELLER'S ASSETS AND LIABILITIES.

Subject to the terms and conditions provided below:

1.1 Assignment of Assets. The Seller hereby agrees to sell, assign and deliver to Buyer at the Closing (as defined below) all right, title and interest in and to the assets and rights, together with any replacements thereof and additions thereto made between the date hereof and the Closing, as hereafter described in this Section 1.1 (collectively, the “Assigned Assets”), including the following:

(a)            All of the Seller’s current online ticket brokerage business, including its purchase and resale of tickets for concerts, sporting and other entertainment events, including cash balances as of the date hereof, except any cash amounts raised in connection with the Share Exchange Transaction; and
(b)            All goodwill and customer lists associated with the Business.
1.2 Assignment and Assumption of Liabilities. Seller hereby assigns to Buyer, and Buyer hereby assumes and agrees to undertake to perform, pay, satisfy or discharge, in accordance with their terms, the following liabilities (the “Assumed Liabilities”):

(a) such liabilities, obligations and commitments of the Seller arising or accruing during the period commencing on or before the Closing Date under any contracts of the Seller related to Business;

(b)            any product liability or similar claim for injury to persons or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty or agreement made by the Seller or its agents, or which is imposed by operation of law or otherwise, in connection with any sales or service performed by or on behalf of the Seller on or prior to the Closing Date;

(c)            any liability or obligations to any current or former employees, agents, independent contractors or creditors of the Seller or under any plan or arrangement with respect thereto, including, without limitation, liabilities and obligations (A) under any life, health, accident, disability or any other employee benefit plan, and (B) under any pension, profit sharing, stock bonus, deferred compensation, retirement, bonus or other current or former employee compensation or pension benefit plan or post-retirement benefit plan to which the Seller is a party or under which the Seller has any obligation, or which is maintained, or to which contributions have been made, by the Seller or any predecessor or any corporation which is a controlled group or corporations of which the Seller are a member, or any trade or business (whether or not incorporated) under common control with the Seller, and (C) for wages, salaries, bonuses, commissions, severance, sick pay, vacation or holiday pay, overtime or other benefits;

(d)            any liabilities for any tax, assessment or other governmental imposition of any type or description, including, without limitation, any federal income or excess profits taxes or state or federal income, sales, use, excise, ad valorem or franchise taxes, together with any interest, assessments and penalties thereon arising out of or attributable to the conduct of the Seller's operations and the Business prior to the Closing Date or the Seller's or its shareholders’ federal income or capital gain taxes or state, or local income or franchise taxes arising by virtue of the transactions contemplated by this Agreement or otherwise;

(d)            any liability (i) which arises out of or in connection with any breach or default by the Seller occurring prior to the Closing under any of the contracts or leases, (ii) which arises out of or in connection with any violation by the Seller of any requirement of law prior to the Closing Date, (iii) which relates to the Assigned Assets (including those arising under any contracts) to the extent relating to periods prior to the Closing Date other than the Retained Liabilities (as defined in Section 1.3;

(e)            any liability arising out of or in connection with litigation or other legal proceedings, claims or investigations related to the Seller or the Business and operations, regardless of when made or asserted, including, without limitation, contract, tort, intellectual property, infringement or misappropriation, crime, fraudulent conveyance, workers’ compensation, product liability or similar claim for injury to persons or property which arises out of or is based upon any express or implied warranty, representation or agreement of the Seller or its employees or agents, or which is imposed by law or otherwise; and

(f)            any liabilities, trade payables or other costs of operating the Business prior to the Closing Date (excluding the Retained Liabilities).

1.3            Such liabilities, obligations and commitments of the Seller arising or accruing during the period commencing after the Closing Date shall retained by the Seller (“Retained Liabilities”).

II.            TRANSFER OF BUSINESS

2.1            Subject to the terms and conditions provided below, Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, on the Closing Date (as defined in Section 3.1 below), the Business.

2.1            Purchase Price.  Subject to the terms and conditions set forth in this Agreement, the Business to be sold by the Seller and purchased by the Buyer for the following consideration (the “Purchase Price”):

(a) Delivery to Seller for cancellation of 3,000,000 shares of Seller’s Common Stock held by Buyer (the “Seller Shares”);

(b) The assumption of the Assumed Liabilities by the Buyer; and

(c)  The assumption of the Retained Liabilities by the Seller
III.    CLOSING.

3.1   Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place no later than December 31, 2015 (the "Closing Date") subject to the satisfaction of all conditions precedent described in Sections VIII and IX hereof.

3.2  Procedure at the Closing.  At the Closing, the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all of these steps shall be deemed to have occurred simultaneously):

(a) At the Closing, Seller shall deliver to Buyer appropriate bills of sale and other assignment documentation reasonably satisfactory to Buyer transferring Seller’s right, title and interest in the Business, and (b) such other documents as may be required under applicable law or reasonably requested by Buyer to transfer ownership of the Business to Buyer; and

(b) At the Closing, Buyer shall deliver to Seller (A) the one or more applicable stock certificates evidencing the Seller Shares, duly endorsed in blank or accompanied by stock powers duly executed with signature guaranteed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Buyer, (B) any documentary evidence of the due recordation in the Company's share register of Buyer's full and unrestricted title to the Seller Shares, and (C) such other documents as may be required under applicable law or reasonably requested by Seller to terminate Buyer’s ownership interest in the Seller Shares.

IV.            BUYER'S REPRESENTATIONS AND WARRANTIES.

Buyer hereby represents and warrants to Seller that:

4.1            Capacity and Enforceability. Buyer has the legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Buyer at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents relating to the transactions contemplated hereunder constitute valid and binding agreements of Buyer, enforceable in accordance with their respective terms.

4.2            Compliance.                          Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party, or by which Buyer is bound.

4.3            Liabilities. Following the Closing, Seller will, except as to the Retained Liabilities which the parties acknowledge shall be retained by Seller and paid at Closing, have no other liability for any debts, liabilities or obligations of Seller, the Business, or the business or activities of Seller prior to the Closing, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to the business of Seller prior to the Closing, and that may survive the Closing.

V.            SELLER'S  REPRESENTATIONS AND WARRANTIES.

Seller, hereby represents and warrants to Buyer that:

5.1            Organization and Good Standing. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

5.2            Authority and Enforceability. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and all such documents constitute valid and binding agreements of Seller enforceable in accordance with their terms.
VI.            OBLIGATIONS OF BUYER PENDING CLOSING.

Buyer covenants and agrees that between the date hereof and the Closing:

6.1            Not Impair Performance. Buyer shall not take any action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken, any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing.

6.2            Assist Performance. Buyer shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Seller's obligations to consummate the transactions contemplated hereby which are dependent upon actions of Buyer and to make and/or obtain any necessary filings and consents in order to consummate the transactions contemplated by this Agreement.

VII.            OBLIGATIONS OF SELLER PENDING CLOSING.

Seller covenants and agrees that between the date hereof and the Closing:

7.1            Business as Usual. Seller shall operate in accordance with past practices, and shall use best efforts to preserve its goodwill and the goodwill of its employees, customers and others having business dealings with it. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, Seller shall (a) make all normal and customary repairs to its equipment, assets and facilities, (b) keep in force all insurance, (c) preserve in full force and effect all material franchises, licenses, contracts and real property interests and comply in all material respects with all laws and regulations, (d) collect all accounts receivable and pay all trade creditors in the ordinary course of business at intervals historically experienced, and (e) preserve and maintain its assets in their current operating condition and repair, ordinary wear and tear excepted. From the date of this Agreement until the Closing Date, Seller shall not (i) amend, terminate or surrender any material franchise, license, contract or real property interest, or (ii) sell or dispose of any of its assets except in the ordinary course of business. Seller shall not take or omit to take any action that results in Buyer incurring any liability or obligation prior to or in connection with the Closing.

7.2            Not Impair Performance. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Buyer to satisfy his obligations as provided in Article VI.

7.3            Assist Performance. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Buyer' obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Buyer to make and/or obtain any necessary filings and consents. Seller shall comply with its obligations under this Agreement.

VIII.            SELLER'S CONDITIONS PRECEDENT TO CLOSING.

The obligations of Seller to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

8.1            Representations  and  Warranties;  Performance. All representations and warranties of Buyer contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing.

8.2            Additional Documents.                                                      Buyer shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of their obligations hereunder.

8.3            Discharge of Liens.  The Buyer shall have delivered to the Seller evidence in form and substance satisfactory to the Seller that any liens upon Seller’s assets have been discharged in full.

8.4            Receipt of Necessary Consents.  All consents to assignment of the Contracts, with such amendments to the Contracts as the Seller deems appropriate, where required shall have been obtained and confirmed by written evidence reasonably satisfactory to the Seller to ensure that Seller is not liable for any amounts related to the Contracts.

8.5            No Adverse Action.  There shall not be pending or threatened any action before any court or other governmental authority against the Seller.  The Business shall not have been materially affected by any event or circumstance after the date of this Agreement.

IX.            BUYER'S CONDITIONS PRECEDENT TO CLOSING.

The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Buyer in writing):

9.1            Representations and Warranties; Performance. All representations and warranties of Seller contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.

X.            OTHER AGREEMENTS.

10.1            Expenses. Each party hereto shall bear its expenses separately incurred m connection with this Agreement and with the performance of its obligations hereunder.

10.2            Confidentiality. Buyer shall not make any public announcements concerning this transaction without the prior written agreement of Seller, other than as may be required by applicable law or judicial process. If for any reason the transactions contemplated hereby are not consummated, then Buyer shall return any information received by Buyer from Seller, and Buyer shall cause all confidential information obtained by Buyer concerning Seller and its business to be treated as such.

10.3            Brokers' Fees. In connection with the transaction specifically contemplated by this Agreement, no party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

10.4            Access to Information Post-Closing, Cooperation.

(a)            Following the Closing, Buyer shall afford to Seller and its authorized accountants, counsel and other designated representatives, reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data  and information (collectively, "Information") within the possession or control of Buyer relating to the Business insofar as such access is reasonably required by Seller. Information may be requested under this Section 10.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records regarding the Business existing at the Closing Date shall be destroyed by Buyer after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Seller at least 30 days' prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.

(b)            Following the Closing, Seller shall afford to Buyer and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Seller's possession or control relating to the Business insofar as such access is reasonably required by Buyer. Information may be requested under this Section 10.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of the Business existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Buyer at least 30 days' prior written notice, during which time Buyer shall have the right to examine and to remove any such files, books and records prior to their destruction.

(c)            At all times following the Closing, Seller and Buyer shall use their reasonable efforts to make available to the other upon written request, the current and former officers, directors, employees and agents of Seller for any of the purposes set forth in Section 10.4(a) or (b) above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or Buyer may from time to be involved.

(d)            The party to whom any Information or witnesses are provided under this Section 10.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

(e)            Seller, Buyer and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other's representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party's own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party's auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons to whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

(f)            Seller and Buyer shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

XI.            TERMINATION.

11.1            Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned, but not later than the Closing Date:

(a)            by mutual written agreement of the Buyer and the Seller;

(b)            by the Buyer, in its sole discretion, if any of the representations or warranties of the Seller contained herein are not in all material respects true, accurate and complete or if the Seller materially breaches or fails to substantially comply with any covenant or agreement contained herein and the Seller fails to cure such breach within 10 days of prior written notice;

(c)            by the Seller, in its sole discretion, if any of the representations or warranties of the Buyer contained herein are not in all material respects true, accurate and complete or if the Buyer materially breaches or fails to substantially comply with any covenant or agreement contained herein and the Buyer fails to cure within 10 days of prior written notice; or

(d)            by either party upon written notice to the other in the event that the Closing has not occurred by December 31, 2015, for any reason other than the failure of the party seeking to terminate this Agreement to perform its obligations hereunder or a breach of a representation or warranty by such party herein.

11.2            Effect of Termination.  To effectuate the termination of this Agreement pursuant to Section 11.1, written notice thereof shall promptly be delivered to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the other party hereto.  Notwithstanding such termination, each party shall have the right to seek damages with respect to such termination, and shall not be precluded by the exercise of such termination right from pursuing, subject to the terms of this Agreement and applicable law, any cause of action or other claim it may then or at any time thereafter have against the other party in respect of any material breach or default by the other party hereunder.

XII.            INDEMNIFICATION.

12.1            Indemnification by Buyer.  Buyer covenants and agrees to indemnify, defend, protect and hold harmless Seller, and its respective officers, directors, employees, stockholders, agents, representatives and Affiliates (each a “Seller Indemnified Party”, and, collectively, the "Seller Indemnified Parties") at all times from and after the date of this Agreement, from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (any, a “Loss” and as to two or more, collectively, "Losses"), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of such Buyer set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement (including any other agreement of Buyer to indemnify set forth in this Agreement) on the part of such Buyer under this Agreement, (iii) any Assigned Asset or Assigned Liability or any other debt, liability or obligation relating to the Business, (iv) the conduct and operations, whether before or after Closing, of the business of Seller pertaining to the Assigned Assets and Assumed Liabilities, (v) claims asserted (including claims for payment of taxes), whether before or after Closing, pertaining to the Assigned Assets and Assumed Liabilities or to the Business prior to the Closing, or (vi) any federal or state income tax payable by Seller attributable to the transactions contemplated by this Agreement or to the business of Seller prior to the Closing. For the purposes of this Agreement, an "Affiliate" is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another specified person or entity.

12.2            Third Party Claims.

(a)            Defense. If any claim or liability (a "Third-Party Claim") should be assessed against any of the Seller Indemnified Parties (the "Indemnitees") by a third party after the Closing for which Buyer has an indemnification obligation under the terms of Section 12.1, then the Indemnitee shall notify Buyer (the "Indemnitor") within 10 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a "Claim Notice") and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and, in connection therewith, to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys' fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the lndemnitor agrees to assume the defense of any Third-Party Claim in writing within 5 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(b)            Failure to Defend. If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 5 days after the Claim Notice of such Third- Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third- Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate; provided, always, that in such event, the Indemnitor shall (i) promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim, or (ii) shall pay, in advance of any settlement or proceedings and in installments as reasonably agreed to by the parties, such sums and expenses reasonably expected to be incurred in connection with the defense of the Third-Party Claim and any settlement thereof. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

12.3            Non-Third-Party Claims. Upon discovery of any claim for which Buyer has an indemnification obligation under the terms of Section 12.1 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyer of such claim and, in any case, shall give Buyer such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyer shall not excuse Buyer from any indemnification liability except to the extent that Buyer is materially and adversely prejudiced by such failure.

12.4            Survival. Except as otherwise provided in this Section 12.4, all representations and warranties made by Buyer and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all Indemnitors under this Article XII shall terminate on the third (3rd) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the third (3rd) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party's material breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of Buyer for Losses incurred by a Seller Indemnified Party due to material breaches of its representations and warranties in Article IV of this Agreement, and (d) liability of Buyer for Losses arising out of Third-Party Claims for which Buyer has an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party's right to assert a Third-Party Claim bars assertion of such claim.

XIII.            MISCELLANEOUS.

13.1            Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

(a)	If to Seller, addressed to:

13355 Moss Rock Drive Auburn
Auburn, California 95602
Attention:  Arend Verweij
email: averweij@insightinnovators.com

with a copy to (which shall not constitute notice):

Legal & Compliance, LLC
330 Clematis Street, Suite 217
West Palm Beach, Florida 33401
Attention: Laura Anthony, Esq.
Telecopy: 561.514.0832

If to Buyer, addressed to:

TixFi, Inc..
6517 Palatine Ave., N.
Seattle, WA 98103
Attention: Paula Martin

or to such other address as any party hereto shall specify pursuant to this Section 13.2 from time to time.

13.2            Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

13.3            Time. Time is of the essence with respect to this Agreement.

13.4            Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.5            Further Acts and Assurances.  From and after the Closing, Seller and Buyer agree that each will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of another party hereto, and without further consideration, cause the execution and delivery of such other instruments of conveyance, transfer, assignment or assumption and take such other action or execute such other documents as such party may reasonably request in order more effectively to convey, transfer to and vest in Buyer, possession of, all Assigned Assets and Assumed Liabilities, and to convey, transfer to and vest in Seller or otherwise terminate, all right, title and interest of Buyer in the Seller’s Shares, and, in the case of any contracts and rights regarding the Business that cannot be effectively transferred without the consent or approval of another person that is unobtainable, to use its best reasonable efforts to ensure that Buyer receives the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

13.6            Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct.  No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

13.8            Assignment. No party may assign his, her or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

13.9            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to principles of conflicts or choice of laws thereof.

13.10            Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

13.11            Section Headings and Gender. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

13.12            Submission to Jurisdiction; Process Agent; No Jury Trial.

(a)            Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in Palm Beach County, Florida, in any action arising out of or relating to this Agreement, and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

(b)              EACH PARTY TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trialrights following consultation withlegal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WANER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS  TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

13.13            Construction. The patties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such patty is in breach of the first representation, warranty or covenant.
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SIGNATURE PAGE TO SPIN-OFF AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Spin-Off Agreement as of the day and year first above written.

SELLER: TiXFi, Inc. By: /s/ Paula Martin Name: Paula Martin Title: Chief Executive Officer	BUYER: /s/ Paula Martin Paula Martin

SCHEDULE 1.2(A)

RETAINED LIABILITIES

Consulting Fees to Charms Investment in the amount of $15,000;
Consulting Fees in the amount of $26,000; and
Legal Fees to Parsons/Burnett/Bjordahl/Hume, LLP in the amount of $5,000.